UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2018

Oncolix, Inc.
(Exact name of registrant as specified in its charter)

Florida	333-192405	46-3046340
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

14405 Walters Road, Suite 780 Houston, TX	77014
(address of principal executive offices)	(zip code)

281-402-3167

(registrant’s telephone number, including area code)

_____________________________________________

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The disclosure set forth in Item 2.04 is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure set forth in Item 2.04 is incorporated herein by reference.

Item 2.04 Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

Oncolix, Inc., a Florida corporation (“Company”), has outstanding convertible notes in the principal amount of $5,407,757. The Convertible Notes bear interest at a rate of 10% per annum, with accrued interest payable commencing April 1, 2019, then on the first day of each calendar month thereafter until maturity. The maturity of the Convertible Notes is August 1, 2019, but commencing on April 1, 2019 and on the first day of each calendar month thereafter until maturity, the Company is required to redeem an amount of the Convertible Notes equal to 1/5th of the original principal amount, plus 10% of such monthly redemption amount as a bonus.

On November 29, 2018, the Company entered into a variable rate, convertible debt financing in the amount of $83,000. This financing constituted an event of default under the terms of the Convertible Notes. At the holders’ option, the principal amount, accrued interest, and other amounts owing, shall immediately become due and payable. The holders have other rights (as a result of this event of default and the variable rate, convertible debt financing) as set forth in the securities purchase agreement and Convertible Notes that have been filed as exhibits to Forms 8-k filed with the SEC on August 9, 2017 and June 6, 2018.

Item 8.01 Other Events

The Company is halting enrollment in its Phase I clinical trial of Prolanta for the treatment of ovarian cancer as a result of injection site reactions at the current dose level. No other adverse effects or signs of toxicity have been observed for the drug.

Two subjects enrolled in the second dosing group, 1 mg per kg of body weight, have experienced inflammation and edema at the injection sites that resulted in their withdrawal from the study. Prolanta is injected subcutaneously daily during the treatment period. The Company believes that a reformulation or alternative dosing method of the drug will be required to continue the clinical evaluation of the drug, and such changes may require additional preclinical toxicity studies and additional clearance by the U.S. Food and Drug Administration. The Company does not have the financial resources at this time to conduct such additional studies.

The Company will evaluate its development plans, including accelerating its development timelines for CycloSam, its other product candidate.

Item 9.01 Financial Statements and Exhibits

(b) Exhibits.

10.1	Securities Purchase Agreement by and between the Company and Power-Up Lending Group, Ltd., dated 11/27/2018

10.2	Convertible Promissory Note by and between the Company and Power-Up Lending Group, Ltd., dated 11/27/2018

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Oncolix, Inc.

Dated: January 2, 2019	By:	/s/ Michael T. Redman
Michael T. Redman
Chief Executive Officer

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